Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated Seagate Technology plc 2012 Equity Incentive Plan of our reports dated August 7, 2014, with respect to the consolidated financial statements of Seagate Technology plc and the effectiveness of internal control over financial reporting of Seagate Technology plc included in its Annual Report (Form 10-K) for the year ended June 27, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

October 31, 2014